Exhibit 99.1

Mimecast to Become a Private Company through Transaction with Permira Valued at Approximately $5.8 Billion

LEXINGTON, Mass. – December 7, 2021 – Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced that it has entered into a definitive agreement whereby funds advised by Permira, a global private equity firm focused on transformational growth at scale, will acquire the company. Under the terms of the agreement, Permira will acquire all outstanding ordinary shares of Mimecast for $80.00 per share in an all-cash transaction that values Mimecast at an equity value of approximately $5.8 billion.

“Today is an exciting milestone for Mimecast as we begin a new chapter for our company,” said Peter Bauer, chairman and chief executive officer of Mimecast. “Our team has done an outstanding job growing and expanding our relationships with customers and innovating our platform. Permira has a strong track record of collaboratively supporting companies’ growth ambitions and strategic goals, and we look forward to working together to further strengthen the cybersecurity and resilience of organizations around the world. This is a great outcome for our company and our shareholders.”

Robert Schechter, independent director of Mimecast and chair of the Special Committee, said, “This transaction follows a strategic process overseen and directed by an independent Special Committee of the Board of Directors that included discussion with a number of strategic and financial parties. We are pleased to deliver significant immediate cash value to our shareholders and believe that this transaction is the best path forward for Mimecast and our stakeholders.”

“We have long admired Mimecast, its management team and its talented employees,” said Permira Partners, Michail Zekkos and Ryan Lanpher. “Email is the leading vector for cyberattacks, and phishing and impersonation attempts are continuously evolving. This means there has never been more urgency or need for organizations to protect their critical data and infrastructure. With an innovative platform, world-class security controls and scalable model, Mimecast is ideally positioned to help companies both large and small protect their employees from malicious activity. We look forward to leveraging our experience scaling global technology businesses as we partner with Peter and team on their next phase of growth.”

Pierre Pozzo, Principal at Permira, added, “Mimecast is widely recognized as an established leader and innovator in the email security space with a strong and growing position in the enterprise market. We share the company’s belief in the significant opportunity ahead in cybersecurity across all collaboration channels, especially as more individuals have transitioned to a remote workplace. We look forward to partnering with the Mimecast team to accelerate the product roadmap and expand the go-to-market organization in order to drive further growth.”

Transaction Details

Under the terms of the agreement, which was approved and recommended by an independent Special Committee, and then approved by the Mimecast Board of Directors, Mimecast shareholders will receive $80.00 in cash for each ordinary share they own. The purchase price represents a premium of approximately 16% to Mimecast’s unaffected closing stock price on October 27, 2021, the last full trading day prior to a Wall Street Journal article disclosing details regarding the company’s strategic review process, and an approximately 21% premium to the company’s unaffected 20-day volume weighted average price (VWAP).

The agreement includes a 30-day “go-shop” period expiring on January 6, 2022. During this period, the Special Committee and its advisors will actively initiate, solicit, encourage, and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that may offer alternative acquisition proposals. Mimecast will have the right to terminate the agreement to enter into a superior proposal subject to the terms and conditions of the agreement. There can be no assurance that this “go-shop” process will result in a superior proposal or that any other transaction will be approved or completed. Mimecast does not intend to disclose developments with respect to the go-shop process unless and until its Special Committee makes a determination requiring further disclosure.

The transaction is expected to close in the first half of 2022, subject to customary closing conditions, including approval by Mimecast shareholders and receipt of regulatory approvals. Upon completion of the transaction, Mimecast will become a privately held company and the ordinary shares of Mimecast will no longer be listed on any public market.

Advisors

Citi is serving as exclusive financial advisor to Mimecast, and Goodwin Procter LLP is acting as legal counsel.

Qatalyst Partners is acting as lead financial advisor to Permira and BofA Securities, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are serving as financial advisors. Blackstone Credit and funds managed by Ares Management Corporation’s Credit Group are providing committed debt financing to the Permira funds. Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to Permira.

Mimecast: Relentless protection. Resilient world. ™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

About Permira

Permira backs growth at scale. Founded in 1985, the firm advises funds with total committed capital of approximately US$50bn (€44bn) and makes long-term majority and minority growth investments. The Permira funds have an extensive track record in tech and tech-enabled investing, with a particular focus on digital consumer and enterprise cloud end markets. Permira employs over 350 people in 15 offices across Europe, North America, and Asia. The Permira funds have previously backed and helped scale some of the largest and fastest growing software, e-commerce and consumer technology businesses globally, including Exclusive Group, Ancestry.com, LegalZoom, Adevinta, Klarna, Genesys, Informatica and many others. For more information, visit www.permira.com.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain approval of the proposed transaction by Mimecast shareholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (xi) the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission (SEC). As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving Mimecast Limited and Permira, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Mimecast will file with the SEC a proxy statement on Schedule 14A relating to a meeting of shareholders. Additionally, Mimecast may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of Mimecast are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The definitive proxy statement will be mailed to Mimecast shareholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by Mimecast with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Mimecast’s website at www.mimecast.com.

Participants in the Solicitation

Mimecast and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mimecast in respect of the transaction. Information about Mimecast’s directors and executive officers is set forth in the proxy statement for Mimecast’s 2021 Annual General Meeting, which was filed with the SEC on July 26, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Contacts

For Mimecast

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

Press Contact

Press@Mimecast.com

For Permira

Nina Suter

Nina.Suter@permira.com

+44 207 9594037

James Williams

james.williams@permira.com

+44 774 7006407

OR

Brooke Gordon/Devin Broda/Julie Rudnick

Sard Verbinnen & Co

permira-svc@sardverb.com